                                                                      EXHIBIT 99
                                             ALLETE First Quarter 2007 Form 10-Q
[ALLETE LOGO]

                                            For Release:       May 4, 2007
                                            CONTACT:           Eric Olson
                                                               218-723-3947
                                                               eolson@allete.com

                                            INVESTOR           Tim Thorp
                                            CONTACT:           218-723-3953
                                                               tthorp@allete.com
NEWS

                 ALLETE'S EPS CLIMBS 37% OVER FIRST QUARTER 2006
                 -----------------------------------------------

ALLETE, Inc. (NYSE: ALE) today reported first quarter 2007 earnings of 93 cents per share, a 37 percent increase over the 68 cents per share recorded in the first quarter of 2006.

ALLETE's net income in the first quarter of 2007 was $26.3 million on operating revenue of $205.3 million, compared to net income of $18.8 million on operating revenue of $192.5 million in the first quarter of 2006.

"We're pleased to begin the year on such a positive note," said Don Shippar, ALLETE's Chairman, President and Chief Executive Officer. "These results provide a solid foundation for what we expect will be another strong year financially. They're in line with our expectation of earning between $2.95 and $3.05 per share in 2007."

ALLETE's Regulated Utility net income climbed from $13.0 million in the first quarter of 2006 to $18.8 million in 2007. The increase was due, in part, to a ten percent jump in heating degree days from 2006 to 2007, which increased electricity sales to residential, commercial and municipal customers. Sales to industrial customers remained strong.

Nonregulated Energy Operations net income of $2.2 million in the first quarter of 2007 included a $1.2 million gain from a sale of property in northeastern Minnesota.

Net income from ALLETE's investment in ATC, which commenced in May of 2006, continued to grow, to $1.8 million during the first quarter of 2007. As of March 31, 2007, ALLETE had an investment balance of $63.7 million in ATC.

ALLETE's Real Estate segment recorded net income of $3.1 million during the quarter. The timing of real estate closings varies from quarter to quarter. As of March 31, 2007, ALLETE Properties had $111.1 million in sales under contract.

ALLETE's corporate headquarters are located in Duluth, Minnesota. ALLETE provides energy services in the upper Midwest and has significant real estate holdings in Florida. More information about the company is available on ALLETE's Web site at www.allete.com.
            --------------

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       ###

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ALLETE NEWS RELEASE                                                       PAGE 2
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
                                                            ALLETE, INC.
                                                  CONSOLIDATED STATEMENT OF INCOME
                                           FOR THE PERIODS ENDED MARCH 31, 2007 AND 2006
                                                 Millions Except Per Share Amounts
                                                                                                                 QUARTER ENDED
                                                                                                              2007           2006
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
OPERATING REVENUE                                                                                            $205.3         $192.5
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OPERATING EXPENSES
     Fuel and Purchased Power                                                                                  77.7           69.4
     Operating and Maintenance                                                                                 74.6           74.5
     Depreciation                                                                                              11.7           12.2
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         Total Operating Expenses                                                                             164.0          156.1
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OPERATING INCOME FROM CONTINUING OPERATIONS                                                                    41.3           36.4
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OTHER INCOME (EXPENSE)
     Interest Expense                                                                                          (6.3)          (6.4)
     Other                                                                                                      7.5            1.7
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         Total Other Income (Expense)                                                                           1.2           (4.7)
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INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND INCOME TAXES                                    42.5           31.7
MINORITY INTEREST                                                                                               0.1            1.3
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INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                                          42.4           30.4
INCOME TAX EXPENSE                                                                                             16.1           11.6
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INCOME FROM CONTINUING OPERATIONS                                                                              26.3           18.8
INCOME FROM DISCONTINUED OPERATIONS - NET OF TAX                                                                  -              -
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NET INCOME                                                                                                   $ 26.3         $ 18.8
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AVERAGE SHARES OF COMMON STOCK
     Basic                                                                                                     28.1           27.6
     Diluted                                                                                                   28.1           27.7
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BASIC AND DILUTED EARNINGS PER SHARE OF COMMON STOCK
     Continuing Operations                                                                                    $0.93          $0.68
     Discontinued Operations                                                                                      -              -
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                                                                                                              $0.93          $0.68
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DIVIDENDS PER SHARE OF COMMON STOCK                                                                         $0.4100        $0.3625
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

                       CONSOLIDATED BALANCE SHEET
                                Millions
                                                MAR. 31,      DEC. 31,
                                                  2007          2006
----------------------------------------------------------------------
ASSETS
Cash and Short-Term Investments                 $  128.5      $  149.3
Other Current Assets                               153.3         138.4
Property, Plant and Equipment                      933.0         921.6
Investments                                        206.7         189.1
Other                                              138.6         135.0
----------------------------------------------------------------------
TOTAL ASSETS                                    $1,560.1      $1,533.4
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                             $  145.4      $  143.5
Long-Term Debt                                     359.3         359.8
Other Liabilities                                  367.7         364.3
Shareholders' Equity                               687.7         665.8
----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $1,560.1      $1,533.4
----------------------------------------------------------------------

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ALLETE NEWS RELEASE                                                       PAGE 3
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
                                                                                                                 QUARTER ENDED
                                                                                                                    MARCH 31,
ALLETE, INC.                                                                                                  2007           2006
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
INCOME (LOSS)
Millions

   Regulated Utility                                                                                          $18.8          $13.0
   Nonregulated Energy Operations                                                                               2.2            0.9
   ATC                                                                                                          1.8              -
   Real Estate                                                                                                  3.1            5.0
   Other                                                                                                        0.4           (0.1)
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   Income from Continuing Operations                                                                           26.3           18.8
   Income from Discontinued Operations                                                                            -              -
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   Net Income                                                                                                 $26.3          $18.8
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DILUTED EARNINGS PER SHARE
   Continuing Operations                                                                                      $0.93          $0.68
   Discontinued Operations                                                                                        -              -
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                                                                                                              $0.93          $0.68
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STATISTICAL DATA

CORPORATE
   Common Stock
       High                                                                                                  $49.69         $47.81
       Low                                                                                                   $44.93         $42.99
       Close                                                                                                 $46.62         $46.60
   Book Value                                                                                                $22.54         $20.48

KILOWATTHOURS SOLD
Millions

   Regulated Utility
       Retail and Municipals
           Residential                                                                                        341.6          308.0
           Commercial                                                                                         352.2          328.7
           Municipals                                                                                         266.4          219.3
           Industrial                                                                                       1,705.4        1,822.3
           Other                                                                                               22.2           20.0
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                Total Retail and Municipal                                                                  2,687.8        2,698.3
       Other Power Suppliers                                                                                  524.0          505.1
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                Total Regulated Utility                                                                     3,211.8        3,203.4
   Nonregulated Energy Operations                                                                              63.7           65.6
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                Total Kilowatthours Sold                                                                    3,275.5        3,269.0
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REAL ESTATE

   Town Center Development Project
       Commercial Square Footage Sold                                                                             -         80,000
       Residential Units                                                                                          -              -

   Palm Coast Park Development Project
       Residential Units                                                                                          -              -

   Other Land
       Acres Sold                                                                                               367            456
       Lots Sold                                                                                                  -              -
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

[THIS EXHIBIT HAS BEEN FURNISHED AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE IN ANY FILING UNDER THE SECURITIES ACT OF 1933, EXCEPT AS SHALL BE EXPRESSLY SET FORTH BY SPECIFIC REFERENCE IN SUCH FILING.]